Exhibit 99.1
Final Transcript
Conference Call Transcript
**MNT — Q1 2010 The MENTOR Network Earnings Conference Call
Event Date/Time: Feb 12, 2010 / 04:00PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

2

Final Transcript
Feb 12, 2010 / 04:00PM GMT, **MNT — Q1 2010 The MENTOR Network Earnings Conference Call
CORPORATE PARTICIPANTS
Ned Murphy
National Mentor Holdings, Inc. — CEO
Bruce Nardella
National Mentor Holdings, Inc. — President & COO
Denis Holler
National Mentor Holdings, Inc. — EVP & CFO
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the first-quarter 2010 National Mentor Holdings, Inc. earnings conference call. My name is Josh, and I will be your coordinator for today. (Operator Instructions). I would now like to turn the presentation over to our host for today’s call, the CEO Ned Murphy. You may proceed.
Ned Murphy — National Mentor Holdings, Inc. — CEO
Thank you, Josh. This is Ned Murphy. I’m here in our office in Boston with Bruce Nardella, the Company’s President and Chief Operating Officer, and Denis Holler, the Company’s CFO. I would like to welcome you to National Mentor Holdings, Inc.’s conference call covering the first quarter ended December 31, 2009.
I would like to provide some legally required information. We provided notice of this call in a public news release distributed through the financial media. In addition on February 11, 2010, we issued a news release through the financial media summarizing our financial results for the quarter ended December 31, 2009 and filed our 10-Q with the SEC. The news release and the 10-Q were also posted on our Investor Relations website at tmnfinancials.com. Although it is not our intention to provide forward-looking statements, I have to inform you that the comments on this call may contain forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties discussed in the note regarding forward-looking statements and risk factors included in our filings with the Securities and Exchange Commission.
We may also discuss certain non-GAAP financial measures during this call. I refer you to our press release of February 11 for comparable GAAP measures. And while some people on this call may receive nonpublic information about our Company, our intention on this call is to address only public information.
I would like to provide a quick overview of the financial performance for the quarter. Revenues for the first quarter ended December 31, 2009 were $251.8 million, an increase of $10.6 million or 4.4% over revenues for the first quarter ended December 31, 2008. The revenue increased approximately $9.4 million related to acquisitions that closed during fiscal year ‘09. In addition, revenue increased approximately $3.7 million related to organic growth, including growth deriving from new programs that began operations during fiscal ‘09 and in the first quarter of fiscal 2010. Revenue growth was partially offset by a reduction of revenue of approximately $2.5 million from businesses that we divested in fiscal 2009. Adjusted EBITDA for the first quarter of 2010 was $26.1 million, an increase of $2.4 million or 10% compared to adjusted EBITDA for the first quarter of fiscal 2009. The increase in adjusted EBITDA resulted from our cost containment efforts, as well as the increase in revenue noted above. Adjusted EBITDA was negatively impacted by an increase in our Worker’s Compensation costs.
Those of you who participated in our year-end call a month ago know that we commented on the state budget environment. I would like to say that the situation remains substantially the same as it was at that time. 2009 was a very difficult and challenging external environment for our organization as our public payers confronted a record decline in tax collection and record budget deficits. State governments must still address $35 billion in an aggregate FY 2010 budget gap of almost $200 billion that they started with, and they face additional large deficits for FY 2011 due to revenue shortfalls and the fact that the federal stimulus is now scheduled to expire at the end of December 2010, which is halfway through the fiscal year in most states. We’re watching closely as the federal government considers extending the Medicaid stimulus to help states’ governments. Both President Obama’s budget proposal and separate legislation pending in Congress would provide funding to continue the Medicaid stimulus for another six months through June 2011.

Final Transcript
Feb 12, 2010 / 04:00PM GMT, **MNT — Q1 2010 The MENTOR Network Earnings Conference Call
Despite the stimulus, our services have not been spared from budget cuts throughout fiscal 2009, and now in 2010 our businesses in many markets have been constrained by slower referral market, and we have been forced to mitigate rate reductions in several states, including Arizona, California, Minnesota and North Carolina, all of which are significant revenue producing states for our Company. But despite these rate reductions, on balance fundings for the services we provide have held up relatively well within the context of the overall economic environment in which we are operating. We are going to watch closely as the remainder of fiscal year 2010 unfolds and as the states construct their budgets for fiscal year 2011, which in most cases will become effective July 1 of this year. We continue to expect that the next 12 to 24 months will be very challenging for our public payers, and the management team is committed to taking appropriate steps to ensure that we remain financially strong throughout this period and seize on any opportunities to grow that may be presented to us at this tumultuous time.
At this point I would like to turn the call over to Bruce Nardella, the Company’s President and Chief Operating Officer, for additional details on the performance in the first quarter.
Bruce Nardella — National Mentor Holdings, Inc. — President & COO
Thanks, Ned. As disclosed in our 10-Q, subsequent to the end of the first quarter of fiscal year 2010, we completed two acquisitions. On January 15 we completed the acquisition of Springbrook Inc. with locations in Arizona and Oregon. Founded in 1995 Springbrook provides a range of residential settings to serve individuals with intellectual and developmental disabilities, as well as behavioral health needs.
Subsequent to the end of Q1, we also completed the acquisition of Village Healthcare Centers in California. Founded in 2001 Village Healthcare Centers provides long-term care and support for children, adolescents and adults who have neurologic disorders or ventilator dependency or who have sustained traumatic brain or spinal cord injuries. Village Healthcare Centers will be managed as part of our CareMeridian business in California.
I briefly want to touch on four factors that affected our performance in the first quarter of fiscal year 2010. As you may recall, through the first quarter of fiscal 2009, our business had not seen much of an impact from rate cuts. For the most part, the rate cuts came in the back half of fiscal 2009 with the majority of the impact coming in the fourth quarter. While we have seen some of our rates reduced in 2010, the impact to date has been small compared to what we saw last year. However, it is important to keep in mind that we are just past the halfway mark of state fiscal years in most state governments, and there is significant risk that we could have to address additionally rate cuts in the coming months.
As we highlighted on previous calls, in fiscal 2009 in advance of the rate cuts noted above, management took aggressive action to cut costs and manage expenses. The majority of the impact of these actions like the rate reductions was felt in the back half of fiscal 2009. The referral environment in many of our markets remains constrained, particularly in regard to the out of home residential placements. There remains some selective opportunities in some markets to grow our residential census, and we are focusing on exploiting those. We are also working to grow our nonresidential census where we think there is more opportunity for growth.
Given the challenging referral and rate environment, we remain focused on acquisition opportunities. We are pleased with the acquisitions we have recently completed, and we continue to maintain an active pipeline of potential acquisitions. Continuing a trend of the last few quarters, our results in the first quarter were negatively affected by increased worker’s compensation expense. While it is not surprising that we would see an increase in these kind of expenses during a down economy, we have taken aggressive action to more effectively manage these expenses by implementing training in the field and aggressive claims management.
At this point I will turn it over to Denis Holler with a few comments on our financial performance.
Denis Holler — National Mentor Holdings, Inc. — EVP & CFO
Thanks, Bruce. I will be discussing the results of our operations, including balance sheet and cash flow highlights for the quarter ended December 31, 2009 as compared to the previous quarter ended December 31, 2008. I will also refer to adjusted EBITDA, which is defined in our press release. We discuss adjusted EBITDA because we think it is an appropriate measure of our business results. But please remember it is a non-GAAP financial measure and should not be considered an alternative to other GAAP measures such as net income or income from operations.

Final Transcript
Feb 12, 2010 / 04:00PM GMT, **MNT — Q1 2010 The MENTOR Network Earnings Conference Call
Turning to the results for the first quarter, as Ned mentioned, revenue was $251.8 million, representing an increase of $10.6 million or 4.4% over revenue from the previous quarter. $9.4 million of the growth related to acquisitions that closed during fiscal 2009. In addition, revenue increased approximately $3.7 million relating to organic growth, which includes the growth related to new programs that began operations during fiscal 2009 and the first quarter of fiscal 2010. This revenue growth was partially offset by a reduction of $2.5 million of revenue from divested business units.
As was the case last quarter, our results were positively affected by our ongoing cost containment efforts but negatively affected by rate reductions and worker’s compensation claim costs. Income from operations for the quarter increased by approximately $400,000 over the prior quarter to $10.9 million, and our operating margin remained constant at 4.3%. Our net loss for the first quarter was $40,000 compared to a net loss of $2.3 million, and adjusted EBITDA for the first quarter was $26.1 million, an increase of $2.4 million or 10% over our previous quarter. Our trailing 12-month results included $3.6 million of losses related to new programs that started within the last 18 months.
Moving to our balance sheet, favorable days outstanding on our Accounts Receivable and low capital expenditures had a positive impact on our cash balance and on our debt covenants this quarter. Our cash balance increased from $23.7 million to $35.5 million, and our total operating company debt outstanding at the end of the quarter was $509 million. This put our operating company leverage at 4.5 times and our interest coverage at 2.4 times.
As many of you know, we are allowed additional add-backs for bank covenant purposes, and so our operating company leverage for that purpose is 4.2 times, and our interest coverage is 2.5 times.
Under our senior debt agreement, our leverage covenant reduces from 6 times to 5 times at the end of this quarter, and that is the maximum leverage that we are allowed to have. And, in addition, it will reduce by another half turn to 4.5 times at the end of the first quarter of fiscal 2011, which is one year from now.
So you can see that our current leverage for bank covenant purposes of 4.2 times would be in compliance by where we would need to be a year from now by a small margin. We do have additional covenants related to interest coverage and capital expenditures that I don’t go into detail on in these calls because they have large tolerances.
And finally, most of you know that we completed a HoldCo note transaction in July of 2007, and taking into account those notes, our total Company leverage is 6.4 times. And, as we said before, we are currently accruing the interest on those notes.
Moving to the cash flows for the quarter, as I said, our cash balance increased by $11.9 million in the quarter to $35.5 million. And this was due to the lower capital expenditures that we experienced in the quarter, just about 1.6% of revenue, and a one day improvement on our days sales outstanding to 45.5 days.
From the $26.1 million of adjusted EBITDA generated in the quarter, we repaid approximately $800,000 of our term loan and made interest payments of $5.8 million. There were no acquisitions in the quarter, although, as Bruce mentioned, we deployed $12.2 million subsequently.
Finally, I wanted to point out that in our press release our adjusted EBITDA reconciliation now includes an add-back for $500,000 of acquisition costs expensed in the quarter. Previously these costs would have been capitalized on the balance sheet, but, starting in fiscal 2010, are expensed due to a change in the accounting rules.
With that, I will turn it back to Ned.
Ned Murphy — National Mentor Holdings, Inc. — CEO
Thanks, Denis. Josh, I would ask that you open the line for questions at this point.

Final Transcript
Feb 12, 2010 / 04:00PM GMT, **MNT — Q1 2010 The MENTOR Network Earnings Conference Call
QUESTION AND ANSWER
Operator
(Operator Instructions). At this time we are showing no questions available. Ned Murphy, you may proceed.
Ned Murphy — National Mentor Holdings, Inc. — CEO
Okay, Josh. Thank you. We appreciate your participating in our call and your continuing interest in our Company. We will look forward to talking to you again at the conclusion of the Company’s second quarter. Thank you.
Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.
DISCLAIMER
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
© 2010 Thomson Reuters. All Rights Reserved.

5